POLYAIR INTER PACK INC.


                     AMENDED AND RESTATED STOCK OPTION PLAN



1. PURPOSE OF THE PLAN

     The purpose of the Amended and Restated Stock Option Plan (the "Plan") of Polyair Inter Pack Inc. (the "Company") is to provide an incentive to directors, officers and new employees of the Company and its affiliates and to full-time employees of the Company and its affiliates by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

2. ADMINISTRATION

     This Plan shall be administered by the Board of Directors of the Company or, if the Board of Directors by resolution so decides, by a committee of the Board of Directors (the Board of Directors or such committee, as the case may be, being herein call the "Directors"). A Director as such will be eligible to receive an option under this Plan whether or not he or she is employed by the Company in any other capacity.

3. GRANTING OF OPTIONS

     Options may be granted under the Plan to any person, other than Fred A. Litwin, who is a director or officer of the Company or any of its affiliates or who is in the full-time employ of the Company or any of its affiliates, (an "Eligible Person"). The Directors may from time to time by resolution designate Eligible Persons (the "Optionees") to whom options to purchase common shares of the Company (the "Common Shares") may be granted and the number of the Common Shares to be optioned to each of them, provided that the total number of Common Shares to be optioned under this Plan shall not exceed the number provided for in Section 4 hereof. Options shall be granted for a period of up to ten (10) years from the date, in each case, of the grant, and otherwise upon and subject to such terms, conditions, limitations, prohibitions and restrictions as are herein contained, and the said number of authorized and unissued Common Shares (subject to adjustment pursuant to the provisions of Section 9 hereof) be and they are hereby set aside and reserved for allotment for the purpose of this Plan.

     The Directors may, in their discretion, require as conditions to the grant or exercise of any option that the Optionee shall have:

     (a) Represented, warranted and agreed in form and substance satisfactory to the Company that the Optionee is acquiring and will acquire such option and the Common Shares to be issued upon exercise thereof or, as the case may be, is acquiring such Common Shares, for the Optionee's own account for investment and not with a view to or in connection with any distribution, that the Optionee has access to such information as is necessary to enable the Optionee to evaluate the merits and risks of such investment and that the Optionee is able to bear the economic risk of holding such Common Shares for an indefinite period;

     (b) Agreed to restrictions on transfer in form and substance satisfactory to the Company and to an endorsement on the option or certificate representing the Common Shares making appropriate reference to such restrictions; and

     (c)  Agreed to indemnify the Company in connection with the foregoing.

     In addition, any option granted under this Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to such option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Common Shares hereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

4. SHARES SUBJECT TO PLAN

     The maximum number of Common Shares which may be reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Section 9 hereof, is 1,440,000 Common Shares. In addition, the aggregate number of Common Shares reserved for issuance under all options granted to any one Optionee, whether granted pursuant to a plan or any other option right or share purchase right (whether granted pursuant to a plan or otherwise) granted by the Company and outstanding at such time, shall not exceed the number of Common Shares permitted to be so reserved to such Optionee by law and by the regulations, rules or policies of the several securities authorities and stock exchanges to which the Company is on the relevant date subject. Without limiting the generality of the foregoing, no options shall be granted and no shares shall be issued under this Plan where the granting of such options or the issuance of such shares could result, at any time, in the number of Common Shares reserved for issuance to any one Optionee pursuant to options granted under this Plan exceeding five percent (5%) of the number of Common Shares outstanding on a non-diluted basis.

     Common Shares in respect of which options are not exercised shall be available for options subsequently granted. No fractional Common Shares may be purchased under this Plan.

5. OPTION PRICE

     The option price for Common Shares which are the subject of any option shall be fixed by the Directors when such option is granted. Under no circumstances shall the option price for any Common Shares be less than:

     (a) The last sale price for a board lot of such Common Shares on The Toronto Stock Exchange if the Common Shares are then listed for trading thereon (and if not so listed, on such other stock exchange designated by the Directors where the Common Shares are listed for trading), determined after the close of trading, on the business day preceding the date of the grant of such option; or

     (b) If there shall have been no sale of a board lot of such Common Shares on such stock exchange on such business day, then the weighted average trading price per share of such Common Shares on such stock exchange, during the period of five (5) consecutive trading days ending on the trading day preceding the date of the grant of such option.

     If, as and when any Common Shares have been duly purchased and paid for in cash under the terms of an option granted under this Plan and in accordance with the terms of such option, such Common Shares shall be conclusively deemed allotted and issued as fully paid and non-assessable Common Shares at the price paid therefor.

6. OPTION TERMS

     The period during which any option is exercisable shall, subject to provisions of this Plan, be the period commencing on the date of the grant and terminating at 5:00 p.m. (Toronto time) on the tenth anniversary of the date of the grant (the "Expiry Time"). Each option shall contain the following provisions:

     (a) Subject to paragraphs 6(b) and (c) of this Plan, in each twelve (12) month period (an "Option Period") following the date of the grant of any option, the maximum number of Common Shares in respect of which an option may be exercised during such Option Period shall be equal to one-fifth (1/5) of the total number of Common Shares which are subject to the option (rounded, if necessary, to the next higher whole Common Share).

     (b) If the number of Common Shares actually purchased pursuant to the exercise of an option during any Option Period is less than the maximum which the Optionee would have been permitted to purchase pursuant to the exercise of such option during that Option Period having regard to the limitation contained in paragraph 6(a) of this Plan, the difference shall be carried forward and added to the exercise of such option in the immediately following Option Period, and so on from time to time.

     (c) In the event that the employment of any Optionee by the Company or any of its affiliates is terminated by the Company, its affiliate or the employee, or if any director of the Company resigns or otherwise ceases to be a director, as a result of (i) the sale of all or substantially all of the assets of the Company, (ii) the completion of a take-over bid (as defined in the Securities Act (Ontario)) for all or a majority of the issued and outstanding Common Shares of the Company by a party which, at the time such take-over bid is commenced, does not own or exercise control or direction over a sufficient number of Common Shares of the Company to materially affect the business and affairs of the Company, and (iii) any other transaction resulting in a change in control of the Company, the Optionee shall be entitled to exercise the option without regard to any limitation contained in paragraph 6(a) of this Plan.

     (d) In the event of the death of the Optionee prior to the Expiry Time (while in the employ of the Company or any of its affiliates), the option granted to such Optionee under this Plan shall subsist and be exercisable according to its terms by the legal personal representative(s) of the Optionee only in respect of that number of Common Shares that the Optionee would have been permitted to purchase pursuant to paragraph 6(a) of this Plan on the date of his death, and the option previously granted under this Plan to said Optionee in respect of all other Common Shares shall ipso ---- facto cease and terminate and be of no further force or effect whatsoever (except only to the extent of the Common ----- Shares duly purchased and paid for thereunder prior to the date of death). Notwithstanding the foregoing provisions of this paragraph 6(d), any rights to purchase Common Shares pursuant to an option which subsists pursuant to said foregoing provisions shall be exercisable only until the earlier of (i) the expiry of six (6) months from the date of death of the Optionee, and
          (ii) the Expiry Time, and, upon the occurrence of the earlier of such times, the option previously granted under this Plan to said Optionee shall ipso facto cease and terminate and be of no further ---- ----- force or effect whatsoever (except only to the extent of the number of Common Shares duly purchased and paid for thereunder prior to the occurrence of such time).

     (e) In the event the Optionee ceases to be a director or in the employ of the Company or any of its affiliates, as the case may be, prior to the Expiry Time because the Optionee resigns for reasons other than those set forth in paragraph 6(c), or is discharged for "cause" (as defined below) (in the case of an Optionee who is an employee) or because the Optionee resigns, is disqualified by law or is removed (in the case of Optionee who is a director and not an employee), the option previously granted under this Plan to said Optionee shall ipso facto cease and ---- ----- terminate immediately upon such cessation of employment or directorship and be of no further force or effect whatsoever (except only to the extent of the number of Common Shares duly purchased and paid for thereunder prior to the date of such cessation of employment or directorship). "Cause" shall mean a willful failure or refusal by the Optionee to perform such services for the Company or any of its affiliates as shall have been assigned to the Optionee by the Company or such affiliate, as the case may be, or a failure by the Optionee to perform the Optionee's duties to the Company in a loyal manner and with a view to promoting the best interests of the Company.

     (f) In the event the Optionee ceases to be a director or in the employ of the Company or any of its affiliates prior to the Expiry Time for any reason otherwise than by reason of death, resignation, discharge for cause or disqualification or removal as a director or any other reason acceptable to the Company (as determined by the Directors in their discretion), the option granted to such Optionee under this Plan shall subsist and be exercisable according to its terms by said Optionee only in respect of that number of Common Shares which the Optionee would have been permitted to purchase pursuant to paragraph 6(a) of this Plan on the date of such Optionee's ceasing to be an employee or director, and the Option previously granted under this Plan to said Optionee in respect of all other Common Shares shall ipso facto cease and terminate and be of no further force or effect whatsoever (except only to ---- ----- the extent of the number of Common Shares duly purchased and paid for thereunder prior to the date of such cessation of employment or directorship).

          Notwithstanding the foregoing provisions of this paragraph 6(f), any rights to purchase Common Shares pursuant to said foregoing provisions shall be exercisable only during the period ending at the Expiry Time or at 5:00 p.m. (Toronto time) on the 60th day following the date on which such Optionee ceased to be an employee or director of the Company whichever first occurs, and, upon the expiration of such period the option previously granted by this Plan to said Optionee in respect of such Common Shares shall ipso facto cease and terminate and be of no further force or effect whatsoever (except only to the extent of the number of Common Shares duly purchased and paid for thereunder prior to the expiration of such period); and

     (g) Except as provided in paragraph 6(d) hereof, the option is personal and no rights granted thereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the option or of such rights contrary to the provisions of this Plan, or upon the levy of any attachment or similar process upon the option or such rights, the option and such rights shall, at the election of the Company, cease and terminate and be of no further force or effect whatsoever.

7. RIGHTS OF OPTIONEES

     The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Common Shares covered by the Optionee's option (including any right to receive dividends or other distributions therefrom or thereunder) other than optioned Common Shares in respect of which the Optionee shall have exercised his option to purchase under this Plan and shall have paid for in full and in respect of which a certificate representing such shares shall have been duly issued and delivered to the Optionee or his order. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which all of such events shall have occurred.

     Nothing in this Plan or in any option granted hereunder shall confer any right to continue in the employ of the Company or any right to continue or be reelected as a director of the Company, as the case may be, or interfere in any way with the right of the Company to terminate any employment at any time or with the right of the shareholders of the Company to remove or not to reelect any director at any time, as the case may be.

8. EXERCISE OF OPTION

     Subject to the provisions of this Plan, an option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the Common Shares then being purchased.

9. ALTERATIONS IN COMMON SHARES

     (a) In the event of any subdivision or redivision of the Common Shares of the Company into a greater number of Common Shares at any time after the grant of an option to any Optionee and prior to the Expiry Time of such option, the Company shall deliver to such Optionee at the time of any subsequent exercise of the Optionee's option in accordance with the terms hereof in lieu of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such subdivision or redivision if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise.

     (b) In the event of any consolidation of the Common Shares at any time after the grant of an option to any Optionee and prior to the Expiry Time of such option, the Company shall deliver to such Optionee at the time of any subsequent exercise of the Optionee's option in accordance with the terms hereof in lieu of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such consolidation if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise.

     (c) If at any time after the grant of an option to any Optionee and prior to the Expiry Time of such option, the Common Shares of the Company shall be reclassified, reorganized or otherwise changed, otherwise than as specified in paragraph 9(a) and (b) or, subject to the provisions of paragraph 10(a) hereof, the Company shall consolidate, merge or amalgamate with or into another corporation or company (the corporation or company resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), the Optionee shall be entitled to receive upon the subsequent exercise of the Optionee's option in accordance with the terms hereof and shall accept in lieu of the number of Common Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Corporation (as the case may be) and/or other consideration from the Company or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of paragraph 10(a) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, the Optionee had been the registered holder of the number of Common Shares to which the Optionee was immediately theretofore entitled upon such exercise.

10. AMENDMENT OR DISCONTINUANCE OF PLAN AND REGULATIONS

     The Directors may at any time amend, subject to the prior consent of any stock exchange on which the Common Shares are then listed for trading thereon, or discontinue this Plan, provided, however, that no such amendment may, without the consent of the Optionee, materially and adversely affect any option rights previously granted to an Optionee under this Plan.

     Subject to the foregoing, the Directors may from time to time make, amend and repeal such regulations under this Plan as they may deem expedient for the purpose of carrying out this Plan and such regulations from time to time in force shall, together with this Plan, be binding and conclusive on the Company and on all holders of options granted under this Plan and their respective legal personal representatives and on all persons eligible under the provisions of this Plan to participate therein.

     Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Directors in connection therewith:

     (a) In the event the Company proposes to amalgamate, merge or consolidate with any other corporation or company (other than with a wholly-owned subsidiary of the Company) or to liquidate, dissolve or wind-up or in the event an offer to purchase the Common Shares of the Company or any part thereof shall be made to all or substantially all holders of Common Shares of the Company whose last address on the records of the Company is in Canada, the Company may, if the Directors so elect by resolution, give written notice thereof to each Optionee holding options under this Plan and amend this Plan to permit exercise of all such options within the 30-day period next following the date of such notice. Upon the expiration of such 30-day period, all rights of Optionees to such options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have any further force or effect ---- ----- whatsoever;

     (b) Subject to the rules of any stock exchange on which the Common Shares are at the relevant time listed, the Directors may, by resolution, extend the Expiry Time of any option granted to an Optionee, in the manner to be set forth in such resolution. Neither the Company nor the Directors shall, in the event of any such extension, be under any obligation to extend the Expiry Time of any option granted to any other Optionee;

     (c) The Directors may, by resolution, decide that the provisions of paragraphs 6(e) or 6(f) hereof concerning the non-vesting of options, shall not apply to any Optionee for any reason acceptable to the Company; and

     (d) The Directors may not increase the maximum number of Common Shares that may be subject to this Plan in the aggregate without obtaining the approval of the shareholders of the Company given by the affirmative vote of the holders of a majority of the outstanding voting shares of the Company at a meeting of such shareholders duly called for such purpose.

          Notwithstanding the provisions of the first paragraph of this Section 10, should changes be required in this Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which this Plan or the Company now is or hereafter becomes subject, such changes shall be made in this Plan as are necessary to conform with such requirements and, if such changes are approved by the Directors, this Plan, as amended, shall be filed with the records of the Company and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board of Directors of the Company.

11. LAWS

     (a) This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     (b) Neither the options granted hereunder nor the Common Shares issuable upon exercise thereof have been registered under the United States Securities Act of 1933 or any other law or regulation of the United States of America or any State thereof (the "U.S. Laws"). The Company makes no representation, warranty or covenant that the Company will be able to permit the exercise of any option granted hereunder or the issuance of any Common Share issuable upon exercise of such option if, in the sole opinion of the Company or its legal counsel, such grant or issuance would violate any of the U.S. Laws, and the Company shall be entitled to require any such documentation or information and the execution of same from the holder of any option granted hereunder, and to take any such action or step as it deems necessary or advisable, to ensure that neither the grant of such option nor the issuance of such Common Shares will violate U.S. Laws.